Exhibit 99.1

News Release

Greer Bancshares Incorporated

For Questions, Contact:

1111 West Poinsett Street

George Burdette, President and CEO

Greer, SC  29650

Phone:  (864) 877-2000

Greer Bancshares Incorporated Reports Repurchase of TARP preferred stock

Greer, SC - - March 21, 2014 - - Greer Bancshares Incorporated, the parent company of Greer State Bank, today announces that it has repurchased $3,150,000 of its TARP preferred stock from the US Treasury. The repurchase was made at full face value after paying all deferred TARP dividends.

George Burdette, CEO states “We are pleased to be able to begin repaying this debt. The TARP program served a useful purpose, and we are glad that our current condition allowed this payment. We are currently evaluating options that can enable us to repurchase additional outstanding shares.”

About Greer State Bank

Now in its twenty-sixth year of operations, Greer State Bank serves the greater Greer community with three branch offices and a fourth branch office in the Taylors community.  Greer Bancshares Incorporated trades in the over the counter market and is quoted on the OTC Bulletin Board under the symbol GRBS.  More information on Greer State Bank can be found on the company website at http://www.GreerStateBank.com.

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements.  Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties. For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made.  The Company undertakes no obligation to update any forward-looking statements made in this report.